EXHIBIT 5


                           Thermo Electron Corporation
                                 81 Wyman Street
                             Waltham, MA 02254-9046


                                 January 9, 1997



        Thermo Electron Corporation
        81 Wyman Street
        Waltham, MA 02254-9046

            Re: Registration Statement on Form S-3 Relating to 11,354 Shares of the Common Stock, $1.00 par value, of Thermo Electron Corporation

        Dear Sirs:

            I am General Counsel to Thermo Remediation Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 11,354 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), which may from time to time be sold by a certain shareholder of the Company.

            I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made investigations of law and have discussed with the Company's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

            Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.
PAGE

            I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part thereof.

                                           Sincerely,


                                           Seth H. Hoogasian
                                           General Counsel

        SHH/cb